FORM OF

INVESTMENT ADVISORY AGREEMENT

between

GUINNESS ATKINSON FUNDS

and

GUINNESS ATKINSON ASSET MANAGEMENT, LLC

INVESTMENT ADVISORY AGREEMENT, dated as of _________________ 2019 by and between GUINNESS ATKINSON FUNDS, a Delaware statutory trust which may issue one or more series of shares of beneficial interest (the “Trust”), and GUINNESS ATKINSON ASSET MANAGEMENT, INC. (the “Advisor”), a Delaware corporation.

WHEREAS, the Trust is engaged in the business as an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, (the “Act”); and

WHEREAS, the Advisor is an investment adviser under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment adviser; and

WHEREAS, the Trust wishes to engage the Advisor to provide certain investment advisory services to the series of the Trust listed on Schedule A (each a “Fund” and collectively, the “Funds”) which will be operated as exchange traded funds, and the Advisor is willing to provide such investment advisory services for the Funds on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

1.	Appointment

The Trust hereby appoints the Advisor, for the benefit of the series identified on Exhibit A (each, a Fund”), to act as investment adviser to the Funds with respect to the investment of their assets and to supervise and arrange the purchase of securities for and the sale of securities held in the portfolios of the Funds, all as more fully set forth herein, and the Advisor hereby accepts such appointment.

2.	Duties and Obligations of the Advisor With Respect to the Investment of Assets of the Funds

(a)	Subject to the succeeding provision of this section and subject to the direction and control of the Board of Trustees of the Trust, the Advisor shall:

(i)	supervise continuously the investment program of each Fund and the composition of its portfolio;

(ii)	determine what securities be purchased or sold by each Fund;

(iii)	arrange for the purchase and sale of securities held in the portfolio of each Fund;

(iv)	provide the Trust with records and reports with respect to any activities it conducts on behalf of each Fund for which records are required to be created and maintained under the Act; and

(v)	furnishing such reports to the Trusts’s officers and Trustees with respect to each Fund concerning the Advisor’s discharge of its obligations under this Agreement.

(b)	Any investment program furnished by the Advisor under this section shall at all times conform to, and be in accordance with, any requirements imposed by:

(i)	the provisions of the Act and any rules or regulations in force thereunder;

(ii)	any other applicable provisions of state and Federal law;

(iii)	the provisions of the Trust’s Trust Instruments and By-Laws, as amended from time to time;

(iv)	any policies and determinations of the Board of Trustees of the Trust (including the Trust’s Compliance Program);

(v)	the investment objectives, investment strategies and fundamental policies of each Fund as reflected in its Registration Statement on Form N-1A under the Act, as amended from time to time; and

(vi)	applicable rules and regulations of any exchange upon which shares of a Fund may be listed for trading. .

(c)	The Advisor shall give each Fund the benefits of its best judgment and effort in rendering services hereunder, and in connection therewith the Advisor shall not be liable to any Fund or its security holders for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for such Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this subsection (c), the term “Advisor” shall include board members, officers and employees of the Advisor as well as for the entity referred to as the “Advisor” itself.

(d)	Nothing in this agreement shall prevent the Advisor or any affiliated person (as defined in the Act) of the Advisor from acting as investment adviser or manager for any other person, firm or corporation (including other investment companies) and shall not in any way limit or restrict the Advisor or any such affiliated persons from buying, selling, or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; providing, however, that the Advisor expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Funds under this Agreement. The Advisor agrees that it will not deal with itself, or with the Trustees of the Trust or the Funds’ principal underwriter or distributor, as principals in making purchases or sales of securities or other property except as permitted by the Act, and will comply with all other provisions of the Trust’s Trust Instrument and By-Laws and the then-current prospectus and statement of additional information applicable to each Fund relative to the Advisor and its board members and officers.

(e)	The Funds will supply the Advisor with certified copies of the following documents: (i) the Trust’s Trust Instrument and By-Laws; (ii) resolutions of the Trust’s Board of Trustees and shareholders authorizing the appointment of the Advisor and approving this Agreement; (iii) the Funds’ Registration Statement on Form N-1A as filed with the Securities and Exchange Commission; (iv) copies of any exemptive applications, orders and correspondence relating thereto, filed with the Securites and Exchange Commission on behalf of any Fund (including applications filed by any listing exchange); and (v) the Funds’ most recent prospectus and statement of additional information. The Funds will furnish the Advisor from time to time with copies of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the Securities and Exchange Commission.

(f)	The Funds will supply, or cause their custodian bank to supply, to the Advisor such financial information as is necessary or desirable for the functions of the Advisor hereunder.

3.	Fees and Allocation of Expenses

(a)	For the Services to be rendered, each Fund shall pay to the Advisor from the assets of the Fund an investment advisory fee paid monthly at an annual rate set forth opposite each Fund’s name on Schedule A which shall be a percentage of the Fund’s average daily net assets for the Fund’s then-current fiscal year. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. If the Agreement becomes effective subsequent to the first day of the month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.

(b)	The Advisor agrees that it will furnish each Fund, at its expense, all office space and facilities, equipment and clerical personnel necessary for carrying out its duties under this Agreement and that it will supply to any administrator (the “Administrator”) of the Funds all necessary financial information in connection with the Administrator’s duties under any agreement between the Administrator and the Trust on behalf of the Funds. All costs and expenses associated with any administrative functions delegated by the Advisor to the Administrator that are not pursuant to any agreement between the Administrator and a Fund or the Advisor and a Fund will be paid by the Advisor. The Advisor agrees to pay the following costs associated with each Fund:

(i)	fees and expenses of any transfer agent, distributor, registrar, dividend disbursing agent, calculation agent or shareholder servicing agent of the Fund;

(ii)	fees and expenses incident to the registration under Federal or state securities laws of a Fund or its shares;

(iii)	expenses of preparing, setting in type, printing and mailing prospectuses, statements of additional information, reports and notices and proxy material to shareholders of the Fund;

(iv)	all other expenses incidental to holding meetings of the Fund’s shareholders;

(v)	fees and expenses of the Fund’s custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts;

(vi)	expenses of calculating net asset value of the shares of the Fund; and

(vii)	industry membership fees allocable to the Fund.

(c)	All other costs and expenses not expressly assumed by the Advisor under this Agreement or by the Administrator under the administration agreement between it and the Trust on behalf of a Fund shall be paid by the Fund from the assets in the Fund, including, but not limited to:

(i)	Brokerage expenses and other fees, charges, taxes, levies or expenses (such as stamp taxes) incurred in connection with the execution of portfolio transactions or in connection with creation and redemption transactions (including without limitation any fees, charges, taxes, levies or expenses related to the purchase or sale of an amount of any currency, or the patriation or repatriation of any security or other asset, related to the execution of portfolio transactions or any creation or redemption transactions);

(ii)	legal fees or expenses in connection with any claim, arbitration, litigation or pending or threatened arbitration or litigation, including any settlements in connection therewith and costs of investigation of any such claim, arbitration or litigation, real or threatened;

(iii)	compensation and expenses of the Trustees of the Trust who are not officers, directors/trustees, partners or employees of the Adviser or its affiliates (the “Independent Trustees”);

(iv)	compensation and expenses of counsel to the Independent Trustees,

(v)	compensation and expenses of the Trust’s chief compliance officer;

(vi)	compensation paid to the Trust’s independent public accountant for legal, accounting, audit and tax services;

(vii)	extraordinary expenses (in each case as determined by a majority of the Independent Trustees), including extraordinary legal expenses (including attorneys’ fees);

(viii)	distribution fees and expenses paid by the Trust under any distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act;

(ix)	interest and taxes of any kind or nature (including, but not limited to, income, excise, transfer and withholding taxes);

(x)	fees and expense related to the provision of securities lending services; and

(xi)	the advisory fee payable to the Adviser hereunder.

(d)	The internal expenses of pooled investment vehicles in which a Fund may invest (acquired fund fees and expenses) are expenses of the Trust and are not paid by the Advisor. The payment or assumption by the Advisor of any expense of the Trust that the Advisor is not required by this Agreement to pay or assume shall not obligate the Advisor to pay or assume the same or any similar expense of the Trust on any subsequent occasion.

(e)	Notwithstanding the above, to the extent that the aggregate expenses of any character paid by the Fund (excluding expenses identified in subsection (vii) of Section 3(c) and extraordinary expenses of the Independent Trustees, including expsnese of independent legal counsel thereto) exceed the operating expense limit as set forth on Schedule A, the Advisor shall waive fees and/or assume Fund expenses to maintain the operating expense limit at the fixed percentage of average daily net assets.

4.	Duration, Amendment and Termination

(a)	This Agreement shall go into effect as to each Fund on the date set forth above (the “Effective Date”) and shall, unless terminated as hereinafter provided, continue in effect for two years from the Effective Date and shall continue from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Trustees, including the vote of a majority of the trustees who are not parties to this Agreement or “interested persons” (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a “majority” (as so defined) of the outstanding voting securities of a Fund and by such a vote of the trustees.

(b)	This Agreement may be amended only if such amendment is approved by the vote of the holders of a “majority” (as defined in the Act) of the outstanding voting securities of a Fund.

(c)	This Agreement may be terminated as to a Fund by the Advisor at any time without penalty upon giving such Fund sixty (60) days’ written notice (which notice may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving the Advisor sixty (60) days’ written notice (which notice may be waived by the Advisor), provided that such termination by such Fund shall be approved by the vote of a majority of all trustees in office at the time or by the vote of the holders of a “majority” (as defined in the Act) of the voting securities of the Fund at the time outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its “assignment” (as defined by the Act).

5.	Board of Trustees’ Meeting

Each Fund agrees that notice of each meeting of the Board of Trustees will be sent to the Advisor and that each Fund will make appropriate arrangements for the attendance (as persons present by invitation) of such person or persons as the Advisor may designate.

6.	Use of the Names “Guinness Atkinson” and “SmartETFs”

Each Fund acknowledges and agrees that the Advisor reserves to itself and any successor to its business the right to use the names “Guinness Atkinson” and “SmartETFs” from a Fund if the Advisor no longer advises the Fund. The Advisor also reserves the right to grant the nonexclusive right to use the names “Guinness Atkinson” or “SmartETFs” or any similar names to any other corporation or entity, including, but not limited to, any investment company. In the event this Agreement is terminated, each Fund shall promptly discontinue any use or reference to the names “Guinness Atkinson” or “SmartETFs” thereafter.

7.	Limitations of Liability

(a)	The Declaration of Trust establishing the Trust provides that no Trustee, shareholder, officer, employee or agent of the Trust shall be subject to any personal liability in connection with Trust property or the affairs of the Trust and that all persons should shall look solely to the Trust property or to the property of one or more specific Funds for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

(b)	Neither the Advisor nor its officers, directors, employees, agents, affiliated persons or controlling persons or assigns shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Advisor against any liability to the Trust or its shareholders resulting from any willful misfeasance, bad faith or gross negligence in the performance of its duties or obligations hereunder, the reckless disregard of its duties or obligations hereunder, or breach of its fiduciary duty to the Trust, any Fund or its shareholders.

(c)	Notwithstanding any other provision of this Agreement, the Advisor shall not be liable for any loss suffered by the Trust or its shareholders caused directly or indirectly by circumstances beyond the Advisor’s reasonable control including, without limitation, government restrictions, exchange or market rulings, suspensions of trading, acts of civil or military authority, national emergencies, labor difficulties, fires, earthquakes, floods, other weather emergencies or catastrophes, acts of God, wars, riots or failures of communication (including internet access) or power supply. In the event of equipment breakdowns beyond its reasonable control, the Adviser shall take reasonable steps to minimize service interruptions, but shall have no liability with respect thereto.

8.	Miscellaneous

(a)	Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party as such address as such other party may designate for the receipt of such notice.

(b)	Severability. If any term or provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each term and provision shall be valid and enforceable to the fullest extent permitted by law.

(c)	Headings. The headings in this Agreement are for convenience only and shall not be construed as part of this Agreement or in any way limiting or amplifying any of the provisions of this Agreement.

(d)	Choice of Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles, and the applicable provisions of the Act.

(e)	Agreement. This Agreement shall apply with respect to the series identified on Schedule A, as it may be modified from time to time, and shall not affect any other series of the Trust.

(f)	Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act, as amended, shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the Unites States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

GUINNESS ATKINSON FUNDS

By
Title:

Guinness Atkinson Asset Management, Inc.

By
Title:

Schedule A

Investment Advisory Fee

	Name of Fund	Fee*
1.	SmartETFs Smart Transportation & Technology ETF	0.680%

*	As a percentage of average daily net assets. The Advisor shall have the right, but not the obligation, to voluntarily waive or defer any portion of the advisory fee from time to time.

Operating Expense Limit

	Name of Fund	Limit*
1.	SmartETFs Smart Transportation & Technology ETF	0.680%

*	As a percentage of average daily net assets. The Advisor shall have the right, but not the obligation, to voluntarily waive or defer any portion of the advisory fee from time to time to reduce the total operating expenses of the Fund below this limit.